UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 13, 2006

The Dayton Power and Light Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-2385	31-0258470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On September 13, 2006, The Dayton Power and Light Company (the “Company”) entered into a 44th Supplemental Indenture to its First and Refunding Mortgage, dated as of September 1, 2006, with the Bank of New York, as trustee.  The Company also entered into a loan agreement as described below in Item 2.03 of this Form 8-K.  The information reported below in Item 2.03 of this Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 13, 2006, the Company completed the financing of pollution control bonds issued by the Ohio Air Quality Development Authority (“OAQDA”) consisting of 2006 Series A bonds in the aggregate principal amount of $100.0 million with an interest rate of 4.80% (the “Bonds”).  The Bonds mature on September 1, 2036.  The bonds are being issued pursuant to a Trust Indenture, dated as of September 1, 2006, between the OAQDA and The Bank of New York, as trustee.

On September 13, 2006, the Company entered into a Loan Agreement, dated September 1, 2006, with the OAQDA (the “Loan Agreement”) whereby the proceeds of the sale of the Bonds were loaned to the Company.  The proceeds of the Bonds will be used to assist the Company in financing its portion of the costs of acquiring, constructing, and installing portions of certain solid waste disposal facilities comprising “air quality facilities” as defined in Section 3706.01 of the Ohio Revised Code, at four generating stations located in Ohio (Miami Fort, J.M. Stuart, Killen, and Conesville).  To secure the repayment of its obligations to the OAQDA, the Company entered into a 44th Supplemental Indenture, dated September 1, 2006, to its First and Refunding Mortgage for first mortgage bonds (the “2006 First Mortgage Bonds”) with The Bank of New York serving as trustee.   The 2006 First Mortgage Bonds will be the same as the Bonds with respect to aggregate principal amount, interest rate, and maturity date.

Payment of interest on the loan is payable on March 1 and September 1 of each year, commencing on March 1, 2007.  Principal on the loan is payable on the maturity date.  A default by the Company on the Loan Agreement would create a corresponding default under the 44th Supplemental Indenture to the First and Refunding Mortgage and provide the protection granted to other First Mortgage Bond holders.

The foregoing descriptions of the terms of the Loan Agreement and the 44th Supplemental Indenture to the First and Refunding Mortgage are qualified in their entirety by reference to the Loan Agreement with exhibits and the 44th Supplemental Indenture that are attached hereto as Exhibit 4.1 and 4.2 and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits.

4.1	Loan Agreement, dated as of September 1, 2006, by and between Ohio Air Quality Development Authority and The Dayton Power and Light Company.

4.2	44th Supplemental Indenture to the First and Refunding Mortgage, dated as of September 1, 2006, by and between the Bank of New York, as trustee and The Dayton Power and Light Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dayton Power and Light Company

Date: September 19, 2006
/s/ Miggie E. Cramblit
	Name:	Miggie E. Cramblit
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

4.1	Loan Agreement, dated as of September 1, 2006, by and between Ohio Air Quality Development Authority and The Dayton Power and Light Company.	E

4.2	44th Supplemental Indenture to the First and Refunding Mortgage, dated as of September 1, 2006, by and between the Bank of New York, as trustee and The Dayton Power and Light Company.	E